Exhibit 5.1

[Letterhead of Morrison & Foerster LLP]

January 14, 2014

AutoZone, Inc.

123 South Front Street

Memphis, Tennessee 38103

Re: AutoZone, Inc. 1.300% Senior Notes due 2017

Ladies and Gentlemen:

We have acted as counsel to AutoZone, Inc. (the “Company”) in connection with the issuance of $400,000,000 aggregate principal amount of the Company’s 1.300% Senior Notes due 2017 (the “Notes”), pursuant to the Company’s Registration Statement on Form S-3 (File Number: 333-180768) (the “Registration Statement”), including a base prospectus, dated April 17, 2012 (the “Base Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the final prospectus supplement dated January 7, 2014, filed with the Commission pursuant to Rule 424(b) under the Securities Act (collectively with the Base Prospectus, the “Prospectus”).

The Notes are to be issued pursuant to the provisions of the Indenture, dated as of August 8, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to Bank One Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the officers’ certificate, dated as of January 14, 2014 (the “Indenture”), including the form of global note representing the Notes (the “Global Note” and, together with the Indenture, the “Documents”).

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and public officials.

We have assumed for purposes of this opinion that (a) each of the Company and the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of

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organization; (b) each of the Company and the Trustee has the requisite power and authority to execute and deliver and to perform its obligations under each of the Indenture and the Notes; (c) each of the Company and the Trustee has duly authorized, executed and delivered each of the Indenture and the Notes (except that no such assumption is made with respect to execution and delivery thereof by the Company under the laws of the State of New York); (d) each of the Indenture and the Notes constitutes a legally valid and binding agreement of the Trustee, enforceable against it in accordance with its terms; and (e) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations.

Our opinion set forth herein is limited to the laws of the State of New York that, in our experience, are applicable to the Notes and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Covered Law”). We do not express any opinion with respect to the law of any jurisdiction other than the Covered Law or as to the effect of any such non-covered law on the opinion herein stated or the securities or “blue sky” laws of any jurisdiction. The opinion expressed in this opinion letter is strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and assuming that (i) the Indenture and the Notes have been duly authorized, executed and delivered by each of the Company and the Trustee, (ii) the final terms of the Notes have been duly established and approved by all necessary corporate action on the part of the Company and (iii) the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, we are of the opinion that the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

The opinion rendered in the above paragraph is subject to the following exceptions, limitations and qualifications:

1.	We express no opinion as to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

2.

We express no opinion as to the limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied

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covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material.

3.	We express no opinion as to the effect of judicial decisions permitting the introduction of extrinsic evidence to supplement the terms or aid in the interpretation of the Documents.

4.	We express no opinion as to the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to the Documents with any law, regulation or order applicable to it, or (2) the legal or regulatory status or the nature of the business of any such party.

5.	We express no opinion as to the enforceability of any provision of the Documents providing for indemnification, contribution or exculpation, to the extent such indemnification, contribution or exculpation is against public policy. We advise you that an indemnification provision may not be enforceable in the absence of negligence on the part of the indemnitor or if a loss was caused by the indemnitee’s negligence.

6.	We express no opinion as to the enforceability of provisions of the Documents imposing or which are construed as effectively imposing a penalty.

7.	We express no opinion as to the enforceability of any provision of the Documents which purports to transfer rights under a contract or a governmental permit, license or other authorization, or a claim against a governmental entity, the transfer of which is prohibited or restricted (by a requirement of consent or otherwise) by the contract or by law;

8.	We express no opinion as to the enforceability of any provision of the Documents which purports to prohibit or restrict a transfer of rights under the Documents;

9.	We express no opinion as to the enforceability of any provision of the Documents which purports to establish evidentiary standards or to make determinations conclusive or powers absolute.

10.	We express no opinion as to the enforceability of any choice of law provisions contained in the Documents or the enforceability of any provisions which purpose to establish a particular court as the forum for adjudication of any controversy relating to the Documents or which purpose to cause any party to waive or alter any right to a trial by jury or which waive objection to jurisdiction.

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11.	We express no opinion as to the enforceability of any provision of the Documents expressly or by implication waiving broadly or vaguely stated rights or unknown future rights, or waiving rights granted by law, in each case where such waivers are against public policy or prohibited by statute; and

12.	We express no opinion as to the enforceability of any provision of the Documents providing that rights or remedies are not exclusive, that every right or remedy is cumulative or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies

In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement through a Current Report on Form 8-K. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP
Morrison & Foerster LLP